EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT: Gregg Ziegler (215) 478-3820
December 8, 2025	gziegler@tollbrothers.com

Toll Brothers Reports FY 2025 Fourth Quarter Results

FORT WASHINGTON, Pa., December 8, 2025 -- Toll Brothers, Inc. (NYSE:TOL) (TollBrothers.com), the nation’s leading builder of luxury homes, today announced results for its fourth quarter ended October 31, 2025.

FY 2025’s Fourth Quarter Financial Highlights (Compared to FY 2024’s Fourth Quarter):
•Net income was $446.7 million and earnings per diluted share were $4.58 compared to net income of $475.4 million and earnings of $4.63 per diluted share in FY 2024’s fourth quarter.
•Pre-tax income was $593.0 million compared to $621.1 million in FY 2024’s fourth quarter.
•Home sales revenues were $3.41 billion compared to $3.26 billion in FY 2024’s fourth quarter; delivered homes were 3,443 compared to 3,431 in FY 2024’s fourth quarter.
•Net signed contract value was $2.53 billion compared to $2.66 billion in FY 2024’s fourth quarter; contracted homes were 2,598 compared to 2,658.
•Backlog value was $5.5 billion at fourth quarter end compared to $6.5 billion at FY 2024’s fourth quarter end; homes in backlog were 4,647 compared to 5,996.
•Home sales gross margin was 25.5%, compared to FY 2024’s fourth quarter home sales gross margin of 26.0%.
•Adjusted home sales gross margin, which excludes interest and inventory write-downs, was 27.1% compared to FY 2024’s fourth quarter adjusted home sales gross margin of 27.9%.
•SG&A, as a percentage of home sales revenues, was 8.3% compared to 8.3% in FY 2024’s fourth quarter.
•Income from operations was $564.1 million.
•Other income, income from unconsolidated entities, and gross margin from land sales and other was $6.0 million.
•The Company repurchased approximately 1.8 million shares at an average price of $139.39 per share for a total purchase price of $249.1 million.
•On September 18, 2025, the Company announced an agreement to sell its interests in approximately half of its Apartment Living portfolio, along with its operating platform, to Kennedy Wilson. The purchase price for the acquired assets is now $380 million, reflecting ongoing investments since the September announcement. As part of the transaction, which is now expected to be completed in the first quarter of FY 2026, Kennedy Wilson has agreed to assume the Company’s management responsibilities for its retained interests. The Company intends to sell these remaining interests and exit the multifamily development business.
Full FY 2025 Financial Highlights (Compared to Full FY 2024):
•Net income was $1.35 billion and earnings per diluted share were $13.49, compared to net income of $1.57 billion and earnings of $15.01 per diluted share in FY 2024.
•FY 2024 net income and earnings per diluted share included $124.1 million and $1.19, respectively, related to the sale of a parcel of land to a commercial developer. Excluding this gain, net income and earnings per diluted share were $1.45 billion and $13.82 in FY 2024.
•Pre-tax income was $1.79 billion, compared to $2.09 billion in FY 2024.
•Home sales revenues were $10.84 billion compared to $10.56 billion in FY 2024; delivered homes were 11,292 compared to 10,813.
•Net signed contract value was $9.85 billion compared to $10.07 billion in FY 2024; contracted homes were 9,943 compared to 10,231.
•Home sales gross margin was 25.6%, compared to FY 2024’s home sales gross margin of 26.6%.
•Adjusted home sales gross margin, which excludes interest and inventory write-downs, was 27.3%, compared to FY

2024’s adjusted home sales gross margin of 28.4%.
•SG&A, as a percentage of home sales revenues, was 9.5% compared to 9.3% in FY 2024.
•Income from operations was $1.72 billion.
•Other income, income from unconsolidated entities, and gross margin from land sales and other was $52.5 million.
•The Company repurchased approximately 5.4 million shares at an average price of $120.44 per share for a total purchase price of $651.6 million.
Douglas C. Yearley, Jr., chairman and chief executive officer, stated: “Fiscal 2025 proved to be another strong year for Toll Brothers, as we executed well in a choppy environment. We delivered 11,292 homes at an average price of $960,000, generating a record $10.8 billion of home sales revenues, and posted an adjusted gross margin of 27.3%, an SG&A margin of 9.5%, and earnings of $13.49 per diluted share. We grew our community count by 9%, continued to produce strong operating cash flows of $1.1 billion, returned approximately $750 million to stockholders through share repurchases and dividends, and generated a return on beginning equity of 17.6%. In our fourth quarter, we met or exceeded guidance across all of our core home building metrics, generating $3.4 billion in home sales revenue with an adjusted gross margin of 27.1% and an SG&A margin of 8.3%. We earned $4.58 per diluted share, which was modestly below guidance due to the delayed closing of the sale of our Apartment Living business that we announced in September.
“Given soft demand across many markets, we remain focused on running our business in a disciplined manner and consistent with our long-term strategic objective of maximizing returns for stockholders. We continue to balance price and pace and are actively managing our spec starts and inventory on a community-by-community basis to best match local demand conditions. We control sufficient land to support continued community count growth over the next several years, including 8% to 10% growth in fiscal 2026, and we remain highly disciplined and selective in new land acquisition as we continue to focus on capital efficiency.
“Our fourth quarter and full year results demonstrate that our luxury business is differentiated, as we serve a more affluent customer who is less impacted by affordability pressures. These results also underscore the resilience of our business model, which includes a healthy balance of build-to-order and spec homes, a broad geographic footprint, the widest variety of home offerings and price points in the industry, and improved operating efficiency. Combined with our tremendous luxury brand, solid balance sheet, healthy liquidity and premier land holdings, we are well positioned to deliver strong financial results, achieve long-term growth and continue returning capital to stockholders.”

First Quarter and FY 2026 Financial Guidance:
	First Quarter	Full Fiscal Year
Deliveries	1,800 - 1,900 units	10,300 - 10,700 units
Average Delivered Price per Home	$985,000 to $995,000	$970,000 to $990,000
Adjusted Home Sales Gross Margin	26.25%	26.00%
SG&A, as a Percentage of Home Sales Revenues	14.2%	10.25%
Period-End Community Count	445	480 - 490
Other Income, Income from Unconsolidated Entities, and Gross Margin from Land Sales and Other	$70 million	$130 million
Tax Rate	23.2%	25.5%

Financial Highlights for the three months ended October 31, 2025 and 2024 (unaudited):
	2025	2024
Net Income	$446.7 million, or $4.58 per share diluted	$475.4 million, or $4.63 per share diluted
Pre-Tax Income	$593.0 million	$621.1 million
Pre-Tax Inventory Impairments included in Home Sales Costs of Revenues	$16.4 million	$24.1 million
Home Sales Revenues	$3.41 billion and 3,443 units	$3.26 billion and 3,431 units
Net Signed Contracts	$2.53 billion and 2,598 units	$2.66 billion and 2,658 units
Net Signed Contracts per Community	6.0 units	6.5 units
Quarter-End Backlog	$5.49 billion and 4,647 units	$6.47 billion and 5,996 units
Average Price per Home in Backlog	$1,182,300	$1,078,700
Home Sales Gross Margin	25.5%	26.0%
Adjusted Home Sales Gross Margin	27.1%	27.9%
Interest Included in Home Sales Cost of Revenues, as a percentage of Home Sales Revenues	1.1%	1.2%
SG&A, as a percentage of Home Sales Revenues	8.3%	8.3%
Income from Operations	$564.1 million, or 16.5% of total revenues	$611.1 million, or 18.3% of total revenues
Other Income, Income from Unconsolidated Entities, and Gross Margin from Land Sales and Other	$6.0 million	$44.5 million
Pre-Tax Land and Other Impairments included in Land Sales and Other Costs of Revenues	$24.3 million	$— million
Pre-Tax Other Asset Write-offs included in Other Income - net	$2.7 million	$2.2 million
Quarterly Cancellations as a Percentage of Beginning-Quarter Backlog	4.3%	2.5%
Quarterly Cancellations as a Percentage of Signed Contracts in Quarter	8.3%	5.9%

Financial Highlights for the twelve months ended October 31, 2025 and 2024 (unaudited):
	2025	2024
Net Income	$1.35 billion, or $13.49 per share diluted	$1.57 billion, or $15.01 per share diluted
Pre-Tax Income	$1.79 billion	$2.09 billion
Pre-Tax Inventory Impairments included in Home Sales Costs of Revenues	$65.9 million	$59.4 million
Home Sales Revenues	$10.84 billion and 11,292 units	$10.56 billion and 10,813 units
Net Signed Contracts	$9.85 billion and 9,943 units	$10.07 billion and 10,231 units
Home Sales Gross Margin	25.6%	26.6%
Adjusted Home Sales Gross Margin	27.3%	28.4%
Interest Included in Home Sales Cost of Revenues, as a percentage of Home Sales Revenues	1.1%	1.2%
SG&A, as a percentage of Home Sales Revenues	9.5%	9.3%
Income from Operations	$1.72 billion, or 15.7% of total revenues	$2.04 billion, or 18.8% of total revenues
Other Income, Income from Unconsolidated Entities, and Gross Margin from Land Sales and Other	$52.5 million	$258.0 million
Pre-Tax Land and Other Impairments included in Land Sales and Other Costs of Revenues	$26.9 million	$4.4 million
Pre-Tax Other Asset Write-offs included in Other Income - net	$7.3 million	$8.9 million
Additional Information:
•The Company ended its FY 2025 fourth quarter with $1.26 billion in cash and cash equivalents, compared to $1.30 billion at FYE 2024 and $852.3 million at FY 2025’s third quarter. At FY 2025 fourth quarter end, the Company also had $2.19 billion available under its $2.35 billion senior unsecured revolving credit facility.
•In June 2025, the Company issued $500.0 million of 5.600% senior notes due June 15, 2035 and, in July 2025, redeemed its $350.0 million of 4.875% senior notes due November 15, 2025.
•On October 24, 2025, the Company paid its quarterly dividend of $0.25 per share to shareholders of record at the close of business on October 10, 2025.
•Stockholders’ equity at FY 2025 fourth quarter end was $8.27 billion, compared to $7.67 billion at FYE 2024.
•FY 2025’s fourth quarter-end book value per share was $87.25 per share, compared to $76.87 at FYE 2024.
•The Company ended its FY 2025’s fourth quarter with a debt-to-capital ratio of 26.0%, compared to 26.7% at FY 2025’s third quarter end and 27.0% at FYE 2024. The Company ended FY 2025’s fourth quarter with a net debt-to-capital ratio(1) of 15.3%, compared to 19.3% at FY 2025’s third quarter end, and 15.2% at FYE 2024.
•The Company ended FY 2025’s fourth quarter with approximately 76,100 lots owned and optioned, compared to 76,800 one quarter earlier, and 74,700 one year earlier. Approximately 43% or 33,000, of these lots were owned, of which approximately 18,300 lots, including those in backlog, were substantially improved.
•In the fourth quarter ended October 31, 2025, the Company spent approximately $580.0 million on land to purchase approximately 3,214 lots.
•The Company ended FY 2025’s fourth quarter with 446 selling communities, compared to 420 at FY 2025’s third quarter end and 408 at FY 2024’s fourth quarter end.
(1)    See “Reconciliation of Non-GAAP Measures” below for more information on the calculation of the Company’s net debt-to-capital ratio.

Toll Brothers will be broadcasting live via the Investor Relations section of its website, investors.TollBrothers.com, a conference call hosted by chairman and chief executive officer Douglas C. Yearley, Jr. at 8:30 a.m. (ET) Tuesday, December 9, 2025, to discuss these results and its outlook for the first quarter and FY 2026. To access the call, enter the Toll Brothers website, click on the Investor Relations page, and select “Events & Presentations.” Participants are encouraged to log on at least fifteen minutes prior to the start of the presentation to register and download any necessary software.
The call can be heard live with an online replay which will follow.
ABOUT TOLL BROTHERS
Toll Brothers, Inc., a Fortune 500 Company, is the nation’s leading builder of luxury homes. The Company was founded 58 years ago in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange under the symbol “TOL.” The Company serves first-time, move-up, empty-nester, active-adult, and second-home buyers, as well as urban and suburban renters. Toll Brothers builds in over 60 markets in 24 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Georgia, Idaho, Indiana, Maryland, Massachusetts, Michigan, Nevada, New Jersey, New York, North Carolina, Oregon, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Virginia, and Washington, as well as in the District of Columbia. The Company operates its own architectural, engineering, mortgage, title, land development, insurance, smart home technology, and landscape subsidiaries. The Company also develops master-planned and golf course communities as well as operates its own lumber distribution, house component assembly, and manufacturing operations.
Toll Brothers has been one of Fortune magazine's World’s Most Admired Companies™ for 10+ years in a row, and in 2024 the Company’s Chairman and CEO Douglas C. Yearley, Jr. was named one of 25 Top CEOs by Barron’s magazine. Toll Brothers has also been named Builder of the Year by Builder magazine and is the first two-time recipient of Builder of the Year from Professional Builder magazine. For more information visit TollBrothers.com.
Toll Brothers discloses information about its business and financial performance and other matters, and provides links to its securities filings, notices of investor events, and earnings and other news releases, on the Investor Relations section of its website (investors.TollBrothers.com).
From Fortune, ©2025 Fortune Media IP Limited. All rights reserved. Used under license.

FORWARD-LOOKING STATEMENTS
Information presented herein for the fourth quarter ended October 31, 2025 is subject to finalization of the Company’s regulatory filings, related financial and accounting reporting procedures and external auditor procedures.
This release contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. One can identify these statements by the fact that they do not relate to matters of a strictly historical or factual nature and generally discuss or relate to future events. These statements contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “can,” “could,” “might,” “should,” “likely,” “will,” and other words or phrases of similar meaning. Such statements may include, but are not limited to, information and statements regarding: market conditions; mortgage rates; inflation rates; demand for our homes; our build- to-order and quick move-in home strategy; sales paces and prices; effects of home buyer cancellations; our strategic priorities; growth and expansion; our land acquisition, land development and capital allocation priorities; anticipated operating results; home deliveries; financial resources and condition; changes in revenues, profitability, margins and returns; changes in accounting treatment; cost of revenues, including expected labor and material costs; availability of labor and materials; selling, general and administrative expenses; interest expense; inventory write-downs; home warranty and construction defect claims; unrecognized tax benefits; anticipated tax refunds; joint ventures in which we are involved; anticipated results from our investments in unconsolidated entities; our ability to acquire land and pursue real estate opportunities; our ability to gain approvals and open new communities; our ability to market, construct and sell homes and properties; our ability to deliver homes from backlog; our ability to secure materials and subcontractors; our ability to produce the liquidity and capital necessary to conduct normal business operations or to expand and take advantage of opportunities; the outcome of legal proceedings, investigations, and claims; management succession plans; and the impact of public health or other emergencies.
Any or all of the forward-looking statements included in this release are not guarantees of future performance and may turn out to be inaccurate. This can occur as a result of incorrect assumptions or as a consequence of known or unknown risks and uncertainties. The major risks and uncertainties – and assumptions that are made – that affect our business and may cause actual results to differ from these forward-looking statements include, but are not limited to:
•the effect of general economic conditions, including employment rates, housing starts, inflation rates, interest and mortgage rates, availability of financing for home mortgages and strength of the U.S. dollar;
•market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions;
•the availability of desirable and reasonably priced land and our ability to control, purchase, hold and develop such land;
•access to adequate capital on acceptable terms;
•geographic concentration of our operations;
•levels of competition;
•the price and availability of lumber, other raw materials, home components and labor;
•the effect of U.S. trade policies, including the imposition of tariffs and duties on home building products and retaliatory measures taken by other countries;
•the effects of weather and the risk of loss from earthquakes, volcanoes, fires, floods, droughts, windstorms, hurricanes, pest infestations and other natural disasters, and the risk of delays, reduced consumer demand, unavailability of insurance, and shortages and price increases in labor or materials associated with such natural disasters;
•risks arising from acts of war, terrorism or outbreaks of contagious diseases, such as Covid-19;
•federal and state tax policies;
•transportation costs;
•the effect of land use, environment and other governmental laws and regulations;
•legal proceedings or disputes and the adequacy of reserves;

•risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, indebtedness, financial condition, losses and future prospects;
•the effect of potential loss of key management personnel or unsuccessful management transitions;
•changes in accounting principles;
•risks related to unauthorized access to our computer systems, theft of our and our homebuyers’ confidential information or other forms of cyber-attack; and
•other factors described in “Risk Factors” included in our Annual Report on Form 10-K for the year ended October 31, 2024 and in subsequent filings we make with the Securities and Exchange Commission (“SEC”).
Many of the factors mentioned above or in other reports or public statements made by us will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from our forward-looking statements.
Forward-looking statements speak only as of the date they are made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.
For a further discussion of factors that we believe could cause actual results to differ materially from expected and historical results, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K filed with the SEC and in subsequent reports filed with the SEC. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995, and all of our forward-looking statements are expressly qualified in their entirety by the cautionary statements contained or referenced in this section.

TOLL BROTHERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	October 31, 2025	October 31, 2024
	(Unaudited)
ASSETS
Cash and cash equivalents	$1,258,997	$1,303,039
Inventory	10,678,460	9,712,925
Property, construction and office equipment - net	273,397	453,007
Receivables, prepaid expenses and other assets	554,720	590,611
Real estate and related assets held for sale	420,969	—
Mortgage loans held for sale	200,816	191,242
Customer deposits held in escrow	106,612	109,691
Investments in unconsolidated entities	1,025,895	1,007,417
	$14,519,866	$13,367,932

LIABILITIES AND EQUITY
Liabilities:
Loans payable	$896,388	$1,085,817
Senior notes	1,741,525	1,597,102
Mortgage company loan facility	150,000	150,000
Customer deposits	418,897	488,690
Accounts payable	615,771	492,213
Accrued expenses	2,061,919	1,752,848
Liabilities related to assets held for sale	172,186	—
Income taxes payable	177,116	114,547
Total liabilities	$6,233,802	$5,681,217

Equity:
Stockholders’ Equity
Common stock, 102,937 and 112,937 shares issued at October 31, 2025 and October 31, 2024, respectively	1,029	1,129
Additional paid-in capital	687,123	694,713
Retained earnings	8,574,807	8,153,356
Treasury stock, at cost — 8,140 and 13,149 shares at October 31, 2025 and October 31, 2024, respectively	(1,014,568)	(1,209,547)
Accumulated other comprehensive income	22,272	31,277
Total stockholders’ equity	8,270,663	7,670,928
Noncontrolling interest	15,401	15,787
Total equity	8,286,064	7,686,715
	$14,519,866	$13,367,932

TOLL BROTHERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data and percentages)
(Unaudited)

	Three Months Ended October 31,				Year Ended October 31,
	2025		2024		2025		2024
	$	%	$	%	$	%	$	%
Revenues:
Home sales	$3,413,999		$3,260,004		$10,842,203		$10,563,332
Land sales and other	9,399		73,458		124,520		283,408
	3,423,398		3,333,462		10,966,723		10,846,740

Cost of revenues:
Home sales	2,543,275	74.5%	2,413,680	74.0%	8,069,742	74.4%	7,753,351	73.4%
Land sales and other	32,260	343.2%	38,993	53.1%	142,745	114.6%	70,911	25.0%
	2,575,535		2,452,673		8,212,487		7,824,262

Gross margin - home sales	870,724	25.5%	846,324	26.0%	2,772,461	25.6%	2,809,981	26.6%
Gross margin - land sales and other	(22,861)	(243.2)%	34,465	46.9%	(18,225)	(14.6)%	212,497	75.0%

Selling, general and administrative expenses	283,776	8.3%	269,734	8.3%	1,033,622	9.5%	982,291	9.3%
Income from operations	564,087		611,055		1,720,614		2,040,187

Other:
Income (loss) from unconsolidated entities	17,320		(10,044)		19,054		(23,843)
Other income - net	11,580		20,062		51,703		69,296
Income before income taxes	592,987		621,073		1,791,371		2,085,640
Income tax provision	146,271		145,664		444,885		514,445
Net income	$446,716		$475,409		$1,346,486		$1,571,195
Per share:
Basic earnings	$4.62		$4.67		$13.60		$15.16
Diluted earnings	$4.58		$4.63		$13.49		$15.01
Cash dividend declared	$0.25		$0.23		$0.98		$0.90
Weighted-average number of shares:
Basic	96,758		101,716		98,978		103,653
Diluted	97,531		102,676		99,779		104,690

Effective tax rate	24.7%		23.5%		24.8%		24.7%

TOLL BROTHERS, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
(Amounts in thousands)
(unaudited)

	Three Months Ended October 31,		Year Ended October 31,
	2025	2024	2025	2024
Inventory impairments and write-offs included in home sales cost of revenues:
Pre-development costs and option write offs	$12,083	$2,158	$33,529	$6,676
Land owned for operating communities	4,300	21,925	32,385	52,765
	$16,383	$24,083	$65,914	$59,441

Land and other impairments included in land sales and other cost of revenues	$24,300	$—	$26,861	$4,400

Joint venture impairments included in income (loss) from unconsolidated entities	$2,100	$6,600	$2,100	$6,600

Other asset write-offs included in Other income - net	$2,718	$2,240	$7,261	$8,949

Depreciation and amortization	$21,808	$25,773	$82,085	$81,201
Interest incurred	$29,837	$23,724	$118,493	$108,269
Interest expense:
Charged to home sales cost of revenues	$37,535	$37,841	$118,085	$128,962
Charged to land sales and other cost of revenues	32	1,321	2,383	3,142
Charged to other income - net	2,286	—	2,286	—
	$39,853	$39,162	$122,754	$132,104

Home sites controlled:			October 31, 2025	October 31, 2024
Owned			33,001	33,964
Optioned			43,101	40,755
			76,102	74,719
Inventory at October 31, 2025 and October 31, 2024 consisted of the following (amounts in thousands)

	October 31, 2025	October 31, 2024
Land deposits and costs of future communities	$843,110	$620,040
Land and land development costs	3,018,179	2,532,221
Land and land development costs associated with homes under construction	3,738,695	3,617,266
Total land and land development costs	7,599,984	6,769,527

Homes under construction	2,535,219	2,458,541
Model homes (1)	543,257	484,857
	$10,678,460	$9,712,925
(1)    Includes the allocated land and land development costs associated with each of our model homes in operation.

Toll Brothers operates in the following five geographic segments, with operations generally located in the states listed below:
•North: Connecticut, Delaware, Massachusetts, Michigan, New Jersey, New York and Pennsylvania
•Mid-Atlantic: Georgia, Maryland, North Carolina, Tennessee and Virginia
•South: Florida, South Carolina and Texas
•Mountain: Arizona, Colorado, Idaho, Nevada and Utah
•Pacific: California, Oregon and Washington

	Three Months Ended October 31,
	Units		$ (Millions)		Average Price Per Unit $
	2025	2024	2025	2024	2025	2024
REVENUES
North	566	498	$584.2	$501.3	$1,032,100	$1,006,600
Mid-Atlantic	518	495	474.1	446.0	$915,300	$901,100
South	874	947	683.9	819.9	$782,500	$865,800
Mountain	968	1,039	881.5	863.5	$910,700	$831,100
Pacific	517	452	789.8	629.1	$1,527,700	$1,391,700
Home Building	3,443	3,431	3,413.5	3,259.8	$991,400	$950,100
Corporate and other			0.5	0.2
Total home sales	3,443	3,431	3,414.0	3,260.0	$991,600	$950,200
Land sales and other			9.4	73.5
Total Consolidated			$3,423.4	$3,333.5

CONTRACTS
North	492	355	$533.8	$371.2	$1,084,900	$1,045,600
Mid-Atlantic	370	377	339.8	364.1	$918,300	$965,700
South	776	777	594.8	654.5	$766,500	$842,400
Mountain	675	796	588.6	683.5	$872,000	$858,700
Pacific	285	353	469.3	586.0	$1,646,800	$1,660,100
Total Consolidated	2,598	2,658	$2,526.3	$2,659.3	$972,400	$1,000,500

BACKLOG
North	833	855	$971.1	$937.5	$1,165,800	$1,096,500
Mid-Atlantic	708	786	822.2	824.8	$1,161,300	$1,049,400
South	1,561	2,003	1,456.6	1,807.5	$933,100	$902,400
Mountain	1,024	1,595	1,119.4	1,645.5	$1,093,200	$1,031,700
Pacific	521	757	1,125.1	1,252.5	$2,159,500	$1,654,600
Total Consolidated	4,647	5,996	$5,494.4	$6,467.8	$1,182,300	$1,078,700

Note: Due to rounding, amounts in the geographic tables may not add.

	Year Ended October 31,
	Units		$ (Millions)		Average Price Per Unit $
	2025	2024	2025	2024	2025	2024
REVENUES
North	1,611	1,522	$1,656.1	$1,484.3	$1,028,000	$975,200
Mid-Atlantic	1,598	1,512	1,432.8	1,422.0	$896,600	$940,500
South	3,330	3,316	2,706.7	2,787.4	$812,800	$840,600
Mountain	3,303	2,984	2,924.4	2,590.4	$885,400	$868,100
Pacific	1,450	1,479	2,122.2	2,279.1	$1,463,600	$1,541,000
Home Building	11,292	10,813	10,842.2	10,563.2	$960,200	$976,900
Corporate and other			—	0.1
Total home sales	11,292	10,813	10,842.2	10,563.3	$960,200	$976,900
Land sales and other			124.5	283.4
Total Consolidated			$10,966.7	$10,846.7

CONTRACTS
North	1,589	1,421	$1,688.7	$1,456.8	$1,062,700	$1,025,200
Mid-Atlantic	1,520	1,353	1,428.9	1,292.0	$940,100	$954,900
South	2,888	3,007	2,349.0	2,498.2	$813,400	$830,800
Mountain	2,732	3,002	2,393.9	2,655.0	$876,200	$884,400
Pacific	1,214	1,448	1,989.5	2,170.6	$1,638,800	$1,499,000
Total Consolidated	9,943	10,231	$9,850.0	$10,072.6	$990,600	$984,500

RECONCILIATION OF NON-GAAP MEASURES
This press release contains, and Company management’s discussion of the results presented in this press release may include, information about the Company’s adjusted home sales gross margin, adjusted net income, adjusted diluted earnings per share and the Company’s net debt-to-capital ratio.
These four measures are non-GAAP financial measures which are not calculated in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP financial measures should not be considered a substitute for, or superior to, the comparable GAAP financial measures, and may be different from non-GAAP measures used by other companies in the home building business.
The Company’s management considers these non-GAAP financial measures as we make operating and strategic decisions and evaluate our performance, including against other home builders that may use similar non-GAAP financial measures. The Company’s management believes these non-GAAP financial measures are useful to investors in understanding our operations and leverage and may be helpful in comparing the Company to other home builders to the extent they provide similar information.
Adjusted Home Sales Gross Margin
The following table reconciles the Company’s home sales gross margin as a percentage of home sales revenues (calculated in accordance with GAAP) to the Company’s adjusted home sales gross margin (a non-GAAP financial measure). Adjusted home sales gross margin is calculated as (i) home sales gross margin plus interest recognized in home sales cost of revenues plus inventory write-downs recognized in home sales cost of revenues divided by (ii) home sales revenues.
Adjusted Home Sales Gross Margin Reconciliation
(Amounts in thousands, except percentages)

		Three Months Ended October 31,		Year Ended October 31,
		2025	2024	2025	2024
	Revenues - home sales	$3,413,999	$3,260,004	$10,842,203	$10,563,332
	Cost of revenues - home sales	2,543,275	2,413,680	8,069,742	7,753,351
	Home sales gross margin	870,724	846,324	2,772,461	2,809,981
Add:	Interest recognized in cost of revenues - home sales	37,535	37,841	118,085	128,962
	Inventory impairments and write-offs in cost of revenues - home sales	16,383	24,083	65,914	59,441
	Adjusted home sales gross margin	$924,642	$908,248	$2,956,460	$2,998,384

	Home sales gross margin as a percentage of home sale revenues	25.5%	26.0%	25.6%	26.6%

	Adjusted home sales gross margin as a percentage of home sale revenues	27.1%	27.9%	27.3%	28.4%

The Company’s management believes adjusted home sales gross margin is a useful financial measure to investors because it allows them to evaluate the performance of our home building operations without the often varying effects of capitalized interest costs and inventory impairments. The use of adjusted home sales gross margin also assists the Company’s management in assessing the profitability of our home building operations and making strategic decisions regarding community location and product mix.

Forward-looking Adjusted Home Sales Gross Margin
The Company has not provided projected first quarter and full FY 2026 home sales gross margin or a GAAP reconciliation for forward-looking adjusted home sales gross margin because such measure cannot be provided without unreasonable efforts on a forward-looking basis, since inventory write-downs are based on future activity and observation and therefore cannot be projected for the first quarter and full FY 2026. The variability of these charges may have a potentially unpredictable, and potentially significant, impact on our first quarter and full FY 2026 home sales gross margin.

Adjusted Net Income and Diluted Earnings Per Share Reconciliation

The following table reconciles the Company’s net income and earnings per share (calculated in accordance with GAAP) to the Company’s adjusted net income and diluted earnings per share (a non-GAAP financial measure).
Adjusted Net Income and Diluted Per Share Reconciliation
(Amounts in thousands, except per share data)

		Three Months Ended October 31,		Year Ended October 31,
		2025	2024	2025	2024
Net income		$446,716	$475,409	$1,346,486	$1,571,195
Subtract:	Net income resulting from the sale of a parcel of land to a commercial developer	—	—	—	(124,119)
Adjusted net income		$446,716	$475,409	$1,346,486	$1,447,076

Diluted earnings per share		$4.58	$4.63	$13.49	$15.01
Subtract:	Diluted earnings per share resulting from the sale of a parcel of land to a commercial developer	—	—	—	(1.19)
Adjusted diluted earnings per share		$4.58	$4.63	$13.49	$13.82

Net Debt-to-Capital Ratio
The following table reconciles the Company’s ratio of debt to capital (calculated in accordance with GAAP) to the Company’s net debt-to-capital ratio (a non-GAAP financial measure). The net debt-to-capital ratio is calculated as (i) total debt minus mortgage warehouse loans minus cash and cash equivalents divided by (ii) total debt minus mortgage warehouse loans minus cash and cash equivalents plus stockholders’ equity.

Net Debt-to-Capital Ratio Reconciliation
(Amounts in thousands, except percentages)

		October 31, 2025	July 31, 2025	October 31, 2024
	Loans payable	$896,388	$1,051,495	$1,085,817
	Loans payable included in liabilities held for sale	114,254	—	—
	Senior notes	1,741,525	1,741,024	1,597,102
	Mortgage company loan facility	150,000	150,000	150,000
	Total debt	2,902,167	2,942,519	2,832,919
	Total stockholders’ equity	8,270,663	8,095,572	7,670,928
	Total capital	$11,172,830	$11,038,091	$10,503,847
	Ratio of debt-to-capital	26.0%	26.7%	27.0%

	Total debt	$2,902,167	$2,942,519	$2,832,919
Less:	Mortgage company loan facility	(150,000)	(150,000)	(150,000)
	Cash and cash equivalents	(1,258,997)	(852,311)	(1,303,039)
	Cash and cash equivalents included in assets held for sale	(773)	—	—
	Total net debt	1,492,397	1,940,208	1,379,880
	Total stockholders’ equity	8,270,663	8,095,572	7,670,928
	Total net capital	$9,763,060	$10,035,780	$9,050,808
	Net debt-to-capital ratio	15.3%	19.3%	15.2%

The Company’s management uses the net debt-to-capital ratio as an indicator of its overall leverage and believes it is a useful financial measure to investors in understanding the leverage employed in the Company’s operations.
###